EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

CoreComm Holdco, Inc.
New York, New York

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2000, relating to the combined financial statements of ATX Telecommunications Service Group as of December 31, 1999 and for each of the two years in the period ended December 31, 1999 which appears in CoreComm Holdco, Inc.'s registration statement of Form S-1 (Registration No. 33382402).


/s/ BDO Seidman, LLP                                           BDO Seidman, LLP

Philadelphia, Pennsylvania
July 1, 2002